Digirad Corporation Reports Third Quarter 2010 Financial Results

Digirad Introduces ergo(TM) to Key Hospital Sites, Manages Strong Cash Position While Stabilizing Businesses

POWAY, CA -- (Marketwire - October 28, 2010) - Digirad Corporation (NASDAQ: DRAD) today reported third quarter revenue of $13.3 million, nine-month revenue of $41.5 million and an ending cash and available-for-sale securities balance of $28.6 million at September 30, 2010.

Digirad CEO Todd Clyde stated, "After a very difficult first half of 2010, the operational and market trends began to shift in a positive direction. During the third quarter, as the year-long isotope shortage abated in August, new contracts and activity resumed for both nuclear and ultrasound services. We are also seeing growth in our sales pipeline for our new ergo™ general purpose portable imaging system. During the quarter, we introduced the ergo to a number of key hospitals via a 'road show' marketing program that allows hospital personnel across the country to actually use the system in real clinical situations. The response has exceeded our expectations as orders have already been received and the majority of target facilities expressed an interest in purchasing a system within the next eighteen months."

Clyde continued, "Looking forward, we expect the positive trends established in the third quarter to continue, the growth in services to drive improved results through the rest of the year and the building demand for our new cameras to begin to measurably impact the top line in 2011 and beyond as the hospital buying cycles run their course."

Third Quarter 2010 Summary:

  Total revenue for the third quarter of 2010 was $13.3 million, compared to $16.9 million in the prior year period. Digirad Imaging Solutions (DIS) revenue for the third quarter of 2010 was $9.6 million, compared to $12.9 million for the prior year period, and Product revenue for the third quarter of 2010 was $3.7 million, compared to $4.0 million for the prior year period.

  Gross profit for the third quarter of 2010 was $3.1 million, or 23.4% of revenue, compared to $4.5 million, or 26.7% of revenue, in the prior year period.

  Net loss for the third quarter of 2010 was $1.3 million, or $0.07 per share, compared to a net loss of $0.4 million, or $0.02 per share, in the prior year period.

  Cash and cash equivalents and available-for-sale securities totaled $28.6 million, or $1.52 per share for the third quarter of 2010, after the purchase of approximately $1.0 million invested in the Company's stock since inception of its stock buyback program. Cash and cash equivalents and available-for-sale securities were $31.8 million at December 31, 2009.

  During the third quarter of 2010, DIS asset utilization was 61.5% on 131 systems (nuclear and ultrasound), compared to 63.9% on 144 systems (nuclear and ultrasound) in the prior year period, primarily due to the radioisotope shortage.

Year-to-Date Financial Highlights:

  Total revenue for the first nine months of 2010 was $41.5 million, compared to $53.2 million for the prior year period. DIS revenue for the first nine months of 2010 was $30.1 million, compared to $40.3 million for the prior year period, and Product revenue for the first nine months of 2010 was $11.4 million compared to $12.9 million for the prior year period.

  Gross profit for the first nine months of 2010 was $8.4 million, or 20.2% of revenue, compared to $15.5 million, or 29.2% of revenue, for the prior year period.

  Net loss for the first nine months of 2010 was $5.7 million, or $0.30 per share, compared to net income of $0.4 million, or $0.02 per share, for the prior year period.

  During the first nine months of 2010, DIS asset utilization was 61.8% on 133 systems (nuclear and ultrasound), compared to 63.2% on 151 systems (nuclear and ultrasound) in the prior year period.

Richard Slansky, CFO, added, "Our cash position remained strong as well as other key balance sheet measures of financial strength, including our current ratio of over 5 to 1. We continue to have no debt on our books, other than current payables and accruals."

Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT today to discuss the results and management's outlook. The call may be accessed by dialing 877-941-4776 five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at www.digirad.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

About Digirad Corporation
Digirad is a leading provider of diagnostic imaging products, and personnel and equipment leasing services. For more information, please visit www.digirad.com. Digirad®, Digirad Imaging Solutions®, and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our ability to deliver value to customers, our expanded product and service offerings, including, the addition of the first large-field-of-view, solid state portable camera to the hospital marketplace, and our ability to generate positive cash flow in excess of $2.0 million in 2010. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

                             Digirad Corporation
                    Consolidated Statements of Operations
             (Unaudited and in thousands, except per share data)

                                  Three Months Ended     Nine Months Ended
                                     September 30,         September 30,
                                --------------------------------------------
                                    2010       2009       2010       2009
                                --------------------------------------------
Revenues:
  DIS                                $9,612    $12,903    $30,121    $40,319
  Product                             3,687      4,025     11,405     12,878
                                --------------------------------------------
    Total revenues                   13,299     16,928     41,526     53,197
Cost of revenues:
  DIS                                 7,941      9,563     24,912     29,285
  Product                             2,244      2,852      8,218      8,402
                                --------------------------------------------
    Total cost of revenues           10,185     12,415     33,130     37,687
                                --------------------------------------------

Gross profit                          3,114      4,513      8,396     15,510
Operating expenses:
  Research and development              683        864      2,278      2,490
  Marketing and sales                 1,389      1,698      4,569      5,422
  General and administrative          2,417      2,139      6,817      6,783
  Amortization of intangible
   assets                                94        133        333        448
  Restructuring loss                     --        193        355        338
                                --------------------------------------------
    Total operating expenses          4,583      5,027     14,352     15,481
                                --------------------------------------------
Income (loss) from operations       (1,469)      (514)    (5,956)         29
Other income (expense):
  Interest income                        80        174        289        399
  Interest expense                      (1)        (2)        (5)        (7)
  Other income (expense)                 54       (72)         17        (7)
                                --------------------------------------------
    Total other income                  133        100        301        385
                                --------------------------------------------
Net income (loss)                  ($1,336)     ($414)   ($5,655)       $414
                                ============================================

Net income (loss) per common
 share - basic and diluted          ($0.07)    ($0.02)    ($0.30)      $0.02
                                ============================================
Weighted average shares
 outstanding - basic                 18,811     18,681     18,704     18,839
                                ============================================
Weighted average shares
 outstanding - diluted               18,811     18,681     18,704     19,289
                                ============================================

Stock-based compensation expense
 is included in the above as
 follows:

  Cost of DIS revenue                   $ 5        $ 6       $ 22       $ 20
  Cost of Product revenue                13         14         40         42
  Research and development               13          9         40         27
  Marketing and sales                    27         21         77         70
  General and administrative            280         94        509        302
                                --------------------------------------------
Total stock-based compensation
 expense                              $ 338      $ 144      $ 688      $ 461
                                --------------------------------------------

                             Digirad Corporation
                         Consolidated Balance Sheets
                    (In thousands, except share amounts)

                                               September 30,   December 31,
                                                    2010           2009
                                              ------------------------------
                                                (Unaudited)
Assets
Current assets:
  Cash and cash equivalents                           $20,170        $13,560
  Securities available-for-sale                         8,472         18,250
  Accounts receivable, net                              7,582          7,553
  Inventories, net                                      6,051          6,402
  Other current assets                                  1,174          1,234
                                              ------------------------------

Total current assets                                   43,449         46,999
Property and equipment, net                             8,115         10,263
Intangible assets, net                                    910          1,243
Goodwill                                                  184            184
                                              ------------------------------

  Total assets                                        $52,658        $58,689
                                              ==============================

Liabilities and stockholders' equity
Accounts payable                                       $1,803         $1,797
Accrued compensation                                    2,046          2,344
Accrued warranty                                          275            332
Other accrued liabilities                               1,819          2,106
Deferred revenue                                        2,134          2,594
                                              ------------------------------

  Total current liabilities                             8,077          9,173
Deferred rent                                             198            127
                                              ------------------------------

  Total liabilities                                     8,275          9,300
                                              ------------------------------

Commitments and contingencies (Note 10)
Stockholders' equity:
Preferred stock, $0.0001 par value: 10,000,000
 shares authorized; no shares issued or
 outstanding                                               --             --
Common stock, $0.0001 par value: 80,000,000
 shares authorized; 18,562,872 and 18,476,293
 shares issued and outstanding (net of
 treasury shares) at September 30, 2010 and
 December 31, 2009, respectively                            2              2
Treasury stock, at cost; 573,218 shares and
 547,418 shares at September 30, 2010 and
 December 31, 2009, respectively                      (1,039)          (991)
Additional paid-in capital                            154,583        153,867
Accumulated other comprehensive income                    130            149
Accumulated deficit                                 (109,293)      (103,638)
                                              ------------------------------

  Total stockholders' equity                           44,383         49,389
                                              ------------------------------

  Total liabilities and stockholders' equity          $52,658        $58,689
                                              ==============================

Investor Contact:
Matt Clawson
Allen & Caron
949-474-4300
matt@allencaron.com

Company Contact:
Richard Slansky
CFO
858-726-1600
ir@digirad.com